Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 of the registration statement of Middlefield Banc Corp. on Form S-3D of our report dated March 20, 2012, on Middlefield Banc Corp.’s consolidated financial statements appearing in the Annual Report on Form 10-K of Middlefield Banc Corp. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the prospectus, which is part of this registration statement.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

September 13, 2012